FINANCING AGREEMENT

BETWEEN

ARTESIAN WATER COMPANY, INC.

AND

DELAWARE DRINKING WATER STATE REVOLVING FUND
ACTING BY AND THROUGH THE
DELAWARE DEPARTMENT OF HEALTH & SOCIAL SERVICES,
DIVISION OF PUBLIC HEALTH

Loan No.  220.25

TABLE OF CONTENTS

PAGE

ARTICLE I DEFINITIONS
Section 1.1. Definitions.
Section 1.2. Rules of Construction.
ARTICLE II REPRESENTATIONS
Section 2.1. Representations by Borrower.
ARTICLE III ADVANCE AND USE OF LOAN PROCEEDS; CONSTRUCTION OF PROJECT
Section 3.1. Advance of Loan Proceeds.
Section 3.2. Application of Loan Proceeds.
Section 3.3. Agreement to Draw Loan Proceeds and Penalty for Delay.
Section 3.4. Agreement to Accomplish Project.
Section 3.5. Permits.
Section 3.6. Construction Contractors.
Section 3.7. Engineering Services.
Section 3.8. Borrower Required to Complete Project.
Section 3.9. Inclusion of Eligible Project Reimbursement Costs Within The Loan.
ARTICLE IV REPAYMENT OF LOAN; GENERAL OBLIGATION
Section 4.1. Repayment of Loan.
Section 4.2. General Obligation.
Section 4.3. [RESERVED]
ARTICLE V PREPAYMENTS
Section 5.1. Prepayments of Loan.
ARTICLE VI OPERATION AND USE OF SYSTEM
Section 6.1. Inspection of System and Borrower’s Books and Records.
Section 6.2. Performance Certification.
Section 6.3. Operation, Maintenance and Use of System.
ARTICLE VII INSURANCE, DAMAGE AND DESTRUCTION
Section 7.1. Insurance.
ARTICLE VIII SPECIAL COVENANTS
Section 8.1. Maintenance of Existence.
Section 8.2. Financial Records and Statements.
Section 8.3. Certificate as to No Default.
Section 8.4. Further Assurances.
Section 8.5. Other Indebtedness.
Section 8.6. Assignment by Borrower.
ARTICLE IX DEFAULTS AND REMEDIES
Section 9.1. Events of Default.
Section 9.2. Notice of Default.
Section 9.3. Remedies on Default.
Section 9.4. Delay and Waiver.
Section 9.5. Right to Cure Default.
ARTICLE X MISCELLANEOUS
Section 10.1. Successors and Assigns.
Section 10.2. Amendments.
Section 10.3. Limitation of Liability of Borrower’s Officers.
Section 10.4. Applicable Law.
Section 10.5. Severability.
Section 10.6. Notice.
Section 10.7. Headings.
Section 10.8. Terms of Agreement.
Section 10.9. Counterparts.

EXHIBIT A PROJECT DESCRIPTION
EXHIBIT B PROJECT BUDGET
EXHIBIT C FORM OF REQUISITION
EXHIBIT D SCHEDULE OF DISBURSEMENTS
EXHIBIT E FORM OF CHANGE ORDER
EXHIBIT F PROJECTED DRAWDOWN CERTIFICATE

FINANCING AGREEMENT

THIS FINANCING AGREEMENT (this “Agreement”) is made as of this 28th day of April, 2020, between the DELAWARE DRINKING WATER STATE REVOLVING FUND, acting by and through the DELAWARE DEPARTMENT OF HEALTH & SOCIAL SERVICES, DIVISION OF PUBLIC HEALTH, a public agency of The State of Delaware (the “Department”) and ARTESIAN WATER COMPANY, INC., a corporation organized under the laws of The State of Delaware (the “Borrower”).

Pursuant to Title 29 Delaware Code Section 7903 (the “Act”), the General Assembly established a permanent and perpetual fund known as the “Delaware Drinking Water State Revolving Fund” (the “Fund”) and empowered the Secretary of the Department of Health & Social Services to administer such Fund.  From the Fund, the Department from time to time makes loans to and acquires obligations of eligible persons in Delaware to finance the costs of drinking water facilities in accordance with the Federal Safe Drinking Water Act.

The Borrower requested a loan (the “Loan”) from the Fund and will evidence its obligation to repay the Loan by the signing of this Agreement and by the delivery of its General Obligation Note (Coventry Water Main Renewal Project), Series 2020A-SRF (the “Note”).  The Borrower will use the Loan Proceeds from the Fund to: (i) install approximately 4,100 linear feet of ductile iron water main and replace all water mains along with valves and fire hydrants in the Coventry development, as more fully described in Exhibit A and (ii) pay certain administrative fees and costs of issuing the Note (collectively, the “Project”).

ARTICLE I
DEFINITIONS
Section 1.1. Definitions.
The capitalized terms contained in this Agreement shall have the meanings set forth below unless the context requires otherwise and any capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Act:

“Agreement” means this Financing Agreement between the Department and the Borrower, together with any amendments or supplements hereto.

“Authorized Representative” means the Chief Financial Officer and Treasurer, the President or any Vice President and the Secretary of the Borrower or any employee of the Borrower authorized by resolution of the Borrower to perform the act or sign the document in question.

"Borrower's Engineer" means any of the Borrower's engineers, including any in-house engineers employed by Borrower, who are of recognized standing and experience in the field of environmental engineering.  Any such engineers shall be subject to the reasonable approval of the Department; provided that the Department pursuant to this Agreement confirms that the use of Borrower’s in-house engineers are approved.

“Business Day” means a day of the year which is not a Saturday or Sunday or a day on which banking institutions located in New York or Delaware are required or authorized to remain closed or on which the New York Stock Exchange is closed.

“Closing Date” means the date this Agreement is executed and delivered by the Borrower and the Department.

“Commitment Letter” shall mean the commitment letter from the Department to the Borrower dated March 3, 2020 and all extensions and amendments thereto.

“Department” means the Department of Health & Social Services, Division of Public Health.

“Event of Default” shall have the meaning set forth in Section 9.1.

“Fiscal Year” means the period of twelve months established by the Borrower as its annual accounting period.

“Loan Proceeds” means the funds applied to make the loan to the Borrower pursuant to this Agreement.

“Notice to Proceed” means a written notice given by the Borrower and signed by an Authorized Representative issued to each construction contractor fixing the date on which construction, equipping, acquisition, expansion or renovation of the Project as described in Exhibit A will commence, a copy of which must be furnished to the Department by the Borrower within one year of the Closing Date.

“Penalty” shall have the meaning set forth in Section 3.3.

“Project” means, collectively, the various improvements and upgrades to the System of the Borrower, as more fully described in Exhibit A, the costs of the construction, acquisition or equipping of which are to be financed in whole or in part with the Loan Proceeds.

“Project Budget” means the budget for the financing of the Project, a copy of which is attached to this Agreement as Exhibit B.

“Project Costs” means the costs of the construction, acquisition or equipping of the Project, as further described in the Project Budget, and such other costs as may be approved in writing by the Department, provided such costs are permitted by the Act.

“System” means all plants, systems, facilities, equipment or property, of which the Project constitutes the whole or a part, owned, operated or maintained by the Borrower and used in connection with the drinking water services for the systems which comprise the Project, all as described in Exhibit A.

Section 1.2. Rules of Construction.
The following rules shall apply to the construction of this Agreement unless the context requires otherwise:

(a) Singular words shall connote the plural number as well as the singular and vice versa.
(b) All references in this Agreement to particular Sections or Exhibits are references to Sections or Exhibits of this Agreement unless otherwise indicated.
(c) The headings and table of contents as used in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.
ARTICLE II
REPRESENTATIONS
Section 2.1. Representations by Borrower.
The Borrower makes the following representations as the basis for its undertakings under this Agreement:

(a) The Borrower is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.
(b) The Borrower has full right, power and authority to (i) execute this Agreement and the other documents related thereto, (ii) own and operate the System, (iii) construct, acquire or equip the Project and finance the Project Costs by borrowing money for such purpose pursuant to this Agreement, and (iv) carry out and consummate all of the transactions contemplated by this Agreement.
(c) All permits, licenses, registrations, certificates, authorizations and approvals required to have been obtained as of the date of signing of this Agreement have been obtained for (i) the execution by the Borrower of this Agreement, (ii) the performance and enforcement of the obligations of the Borrower thereunder, (iii) the acquisition, construction, equipping, occupation, operation and use of the Project, and (iv) the operation and use of the System.  The Borrower knows of no reason why any other necessary permits or approvals cannot be obtained as required.
(d) This Agreement has been executed by a duly authorized officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms of this Agreement.
(e) There are not pending nor, to the best of the knowledge of the undersigned officer of the Borrower, threatened, any actions, suits, proceedings or investigations of a legal, equitable, regulatory, administrative or legislative nature, in which a judgment, order or resolution may have a material adverse effect on the Borrower, or its business, assets, condition (financial or otherwise), operations or prospects or in its ability to perform its obligations under this Agreement.
(f) There have been no material defaults by any contractor or subcontractor under any contract made in connection with the construction or equipping of the Project.
(g) No material adverse change has occurred in the financial condition of the Borrower from that indicated in the financial statements, application and other information furnished to the Department in connection with this Agreement.
(h) No Event of Default has occurred and is continuing.
(i) Except as may otherwise be approved by the Department or permitted by the terms hereof, the Project and the System at all times will be owned by the Borrower and will not be operated or controlled by any other entity or person.
(j) The Project will be a part of the System.
(k) The Loan Proceeds and funds available from the other sources specified in the Project Budget will be sufficient to pay the estimated Project Costs.
(l) The Borrower has received or has commitments to obtain all funds and other financing for the Project as contemplated in the Project Budget.
(m) The Borrower expects to complete the acquisition, construction and equipping of the Project on or before the projected date of June 30, 2021.  Noncompliance with this condition may cause loan funds to become de-obligated and reallocated to other drinking water projects at the discretion of the Department. The Borrower expects to adhere to the estimated drawdown schedule attached hereto as Exhibit D and certified to in the "Certificate of the Borrower and Projected Drawdown Schedule of the Project" attached hereto as Exhibit F and made a part hereof. This projected date of completion is subject to an extension if such extension is mutually agreed upon by the Department and the Borrower.  The final maturity date for repayment in full of the Loan will be based upon the actual date of completion of the Project as more fully described in the Note.
ARTICLE III
ADVANCE AND USE OF LOAN PROCEEDS; CONSTRUCTION OF PROJECT
Section 3.1. Advance of Loan Proceeds.
The Department agrees to advance to the Borrower pursuant to this Agreement up to One Million Seven Hundred Thousand Dollars ($1,700,000) to pay Project Costs in accordance with the Project Budget.

Section 3.2. Application of Loan Proceeds.
(a) The Borrower agrees to apply the Loan Proceeds solely and exclusively to the payment, or the reimbursement of the Borrower for the payment, of Project Costs and further agrees, upon the request of the Department, to exhibit to the Department, vouchers, statements, bills of sale or other evidence of the actual payment of such Project Costs.  The Department shall disburse the Loan Proceeds to or for the account of the Borrower upon execution of this Agreement and upon receipt by the Department of the following:
(1) A requisition (upon which the Department shall be entitled to rely) signed by an Authorized Representative and containing all information called for by, and otherwise being in the form of, Exhibit C attached hereto.

(2) If such requisition includes an item for payment for labor or to contractors, builders or materialmen (i) a certificate, signed by an Authorized Representative, stating that such work was actually performed or such materials, supplies or equipment were actually furnished or installed in or about the construction of the Project; and (ii) a certificate signed by an Authorized Representative stating either that such materials, supplies or equipment are not subject to any lien or security interest or that such lien or security interest will be released or discharged upon payment of the requisition.

Upon receipt of each such requisition and accompanying certificate or certificates, the Department shall disburse Loan Proceeds hereunder to or for the account of the Borrower in accordance with such requisition in an amount and to the extent approved by the Department.  The Borrower expects to adhere to the estimated drawdown schedule attached hereto as Exhibit D. The Department shall have no obligation to disburse any such Loan Proceeds if the Borrower is in default hereunder, nor shall the Department have any obligation to approve any requisition if the Borrower is not in compliance with the terms of this Agreement.

(b) The Borrower shall comply with all applicable State of Delaware and federal laws, regulations and other requirements, including Uniform Grants Guidance (UGG) 2 CFR 200 and EPA specific regulations located in 2 CFR 1500, related to or arising out of or in connection with the Project and the funding thereto by the Fund.  The Borrower shall also comply in all respects with the Federal Single Audit Act and OMB’s UGG located in 2 CFR 200.501, as a sub-recipient of Federal funds.  Except as may otherwise be approved by the Department, disbursements shall be held at ninety-five percent (95%) of the maximum amount authorized hereunder to ensure satisfactory completion of the Project.  Upon receipt from the Borrower of the certificate specified in Section 3.4 and a final requisition detailing all retainages to which the Borrower is then entitled, the Department, to the extent approved by the Department and subject to the provisions of this Section and Section 3.4, will disburse Loan Proceeds to or for the account of the Borrower to the extent of such approval.
(c) The Department may apply Loan Proceeds to pay any Penalty assessed pursuant to Section 3.3.
(d) The Department shall have no obligation to disburse Loan Proceeds in excess of the amount necessary to pay for approved Project Costs.
(e) The Borrower shall comply with the Delaware Drinking Water State Revolving Fund's Davis‑Bacon Wage Rate Act Requirement as set forth in the closing documents.  The Borrower agrees that it shall use commercially reasonable efforts to ensure that all contractors or subcontractors utilized by the Borrower in the Project will complete and file the U.S. Department of Labor’s payroll form WH-347.
(f) As a recipient of Fund assistance, the Borrower agrees that none of the Loan Proceeds made available to the Borrower shall be used for the Project for the construction, alteration, maintenance, or repair of the System unless all of the iron and steel products used in the Project are produced in the United States (“Buy American Iron and Steel Requirement”), unless: (i) the Borrower has requested and obtained a waiver from the Environmental Protection Agency pertaining to the Project or (ii) the Department has otherwise advised the Borrower in writing that the Buy American Iron and Steel Requirement is not applicable to the Project.
In this section 3.2(f), the term ‘‘iron and steel products’’ means the following products made primarily of iron or steel-lined or unlined pipes and fittings, manhole covers and other municipal castings, hydrants, tanks, flanges, pipe clamps and restraints, valves, structural steel, reinforced precast concrete, and construction materials.

Section 3.3. Agreement to Draw Loan Proceeds and Penalty for Delay.
The Borrower agrees after the Closing Date to commence work in earnest on the Project and make draws on the Loan Proceeds of at least ten percent (10%) of the Project Costs within one year of the Closing Date.  The Borrower further agrees to provide a copy of each Notice to Proceed given by the Borrower to each construction contractor within one year of the Closing Date.

If by April 28, 2021, which is one year from the Closing Date, (i) the Borrower has not submitted requisition(s), in the manner required by Section 3.2, for more than ten percent (10%) of the Project Costs, and (ii) the Department has not received a copy of each Notice to Proceed, the Department may in its discretion assess a penalty equal to one percent (1%) of the Loan Proceeds (the "Penalty").  Such Penalty may be drawn by the Department from the Loan Proceeds.  It is within the Department’s complete discretion whether to impose the Penalty based upon its review of affirmative steps taken by the Borrower to commence and complete the Project and the totality of the circumstances surrounding any such delay in requesting disbursement of Loan Proceeds.

Section 3.4. Agreement to Accomplish Project.
The Borrower will cause the Project to be acquired, constructed, expanded, renovated or equipped as described in Exhibit A and in accordance with the Project Budget and the plans, specifications and designs prepared by the Borrower’s Engineer and approved by the Department.  The Borrower will complete the Project by the date set forth in Section 2.1(m).  All plans, specifications and designs have been or will be approved by all applicable regulatory agencies.  The Borrower agrees to maintain complete and accurate books and records of the Project Costs and permit the Department through its duly authorized representatives to inspect such books and records at any reasonable time.  The Borrower and the Department may amend the description of the Project set forth in Exhibit A.

The Borrower will deliver to the Department a certificate signed by an Authorized Representative of the Borrower and by the Borrower’s Engineer stating (i) that the Project has been completed substantially in accordance with this Section, the plans and specifications as amended from time to time, as approved by the Department, and in substantial compliance with all material applicable laws, ordinances, rules and regulations, (ii) the date of such completion, (iii) that all certificates of occupancy or other material permits necessary for the Project’s use, occupancy and operation have been issued or obtained, and (iv) the amount, if any, to be reserved for payment of Project Costs.

Section 3.5. Permits.
The Borrower, at its sole cost and expense, shall comply with, and shall obtain all permits, consents and approvals required by local, state or federal laws, ordinances, rules, regulations or requirements in connection with the acquisition, construction, equipping, occupation, operation or use of the Project.  The Borrower shall, upon request, promptly furnish to the Department copies of all such permits, consents and approvals.  The Borrower shall also comply with all lawful program or procedural guidelines or requirements duly promulgated and amended as of the date hereof by the Department in connection with the acquisition, construction, equipping, occupation, operation or use of projects financed by the Fund under the Act.  The Borrower shall also comply in all respects with all applicable State of Delaware and federal laws, regulations and other requirements relating to or arising out of or in connection with the Project and the funding thereof by the Fund.

Section 3.6. Construction Contractors.
Each construction contractor employed in the accomplishment of the Project shall be required in the construction contract to furnish a performance bond and a payment bond, each in an amount equal to one hundred percent (100%) of the particular contract price.  Such bonds shall list the Borrower as beneficiary.  Each contractor shall be required to maintain, during the construction period covered by the particular construction contract, builder’s risk insurance, workers compensation insurance, public liability insurance, property damage insurance and vehicle liability insurance in amounts and on terms customarily maintained on such projects.  Upon request of the Department, the Borrower shall cause each contractor to furnish evidence of such bonds and insurance to the Department.  In addition to the foregoing,

(a) Each construction contractor employed in the accomplishment of the Project is required to comply with the Anti-Kickback Act (and is required to insert similar requirements in all subcontracts) and all other applicable federal laws and regulations.
(b) All construction contracts and contractors’ estimate forms will be prepared so that materials and equipment may be readily itemized and identified as to eligible and noneligible costs.
(c) Any change in a construction contract that will alter the contract price or completion time or will substantially modify the proposed treatment processes must be submitted to the Department via a change order for prior approval in the form of the change order attached hereto as Exhibit E.
(d) The construction of the Project facilities will conform to applicable federal, state and local laws, ordinances and regulations.
(e) The Borrower will proceed expeditiously and complete the Project facilities in accordance with the approved application, project schedule, surveys, plans, profiles, cross-sections, specifications and amendments approved by the Department.
Recipients and sub-recipients of Fund assistance, including the Borrower, shall not make any award or permit any award (sub-grant or contract) at any tier to any party which is debarred or suspended or is otherwise excluded from or ineligible for participation in Federal assistance programs under Executive Order 12549, “Debarment and Suspension.”  Grantees and sub-grantees, including the Borrower, shall refer to the "List of Parties Excluded From Federal Procurement and Non-Procurement Programs" to insure that the contractor or subcontracts are not on this list.  A search for exclusion records can be made at the official US government System for Award Management website at https://www.sam.gov.  For assistance visit the Federal Service Desk online at www.fsd.gov or by calling (866) 606-8220.

Section 3.7. Engineering Services.
The Borrower’s Engineer will provide engineering services covering planning and design, operation of the System, and the supervision and inspection of the construction of the Project.  The Borrower’s Engineer will provide to the Department the certificate required by Section 3.4.

Section 3.8. Borrower Required to Complete Project.
Subject to the provisions of Section 8.5 hereof, if the Loan Proceeds are not sufficient to pay in full the cost of the Project, the Borrower will complete the Project at its own expense and shall not be entitled to any reimbursement therefor from the Department or the Fund or to any abatement, diminution or postponement of the Borrower’s repayments under this Agreement.

Section 3.9. Inclusion of Eligible Project Reimbursement Costs Within The Loan.
Project Costs incurred prior to the initiation of construction and after approval of the Project by the Department are eligible for reimbursement from Loan Proceeds provided that the Project continues to meet all the criteria and requirements set forth by the Department.  Notwithstanding anything to the contrary herein, costs incurred and associated with the initial stages of the Project, such as planning and design, are eligible for reimbursement regardless of when such costs were incurred.

ARTICLE IV
REPAYMENT OF LOAN; GENERAL OBLIGATION
Section 4.1. Repayment of Loan.
The Borrower shall repay the Loan pursuant to the terms of the Note issued to the Department.

Section 4.2. General Obligation.
The Borrower’s repayment obligation constitutes a general obligation of the Borrower secured by a pledge of its full faith and revenue.

Section 4.3. [RESERVED]
ARTICLE V
PREPAYMENTS
Section 5.1. Prepayments of Loan.
At its option and upon giving prior written notice to the Department, the Borrower may prepay the Loan, in whole or in part, without penalty, at any time.  Such prior written notice shall specify the date on which the Borrower will make such prepayment and whether the Loan will be prepaid in full or in part, and if in part, the principal amount to be prepaid.  Any such prepayment shall be applied against Loan principal installments then outstanding as shall be directed by the Borrower.

ARTICLE VI
OPERATION AND USE OF SYSTEM
Section 6.1. Inspection of System and Borrower’s Books and Records.
The Department and its duly authorized representatives and agents shall have such reasonable rights of access to the System as may be necessary to determine whether the Borrower is in compliance with the requirements of this Agreement and shall have the right at all reasonable times and upon reasonable prior notice to the Borrower to examine and copy the books and records of the Borrower insofar as such books and records relate to the System.

Section 6.2. Performance Certification.
The Borrower will notify the Department when the Project is completed and operation commenced (the "Initiation of Operations") on or before the date set out in Section 2.1(m).

Section 6.3. Operation, Maintenance and Use of System.
At its own cost and expense, the Borrower shall operate the System in a proper, sound and economical manner and in compliance with all legal requirements, shall maintain the System in good repair and operating condition and from time to time shall make all necessary repairs, renewals and replacements.

ARTICLE VII
INSURANCE, DAMAGE AND DESTRUCTION
Section 7.1. Insurance.
Unless the Department otherwise agrees in writing, the Borrower shall maintain or cause to be maintained insurance against such risks as are customarily insured against by owners of systems similar in size and character to the System.

ARTICLE VIII
SPECIAL COVENANTS
Section 8.1. Maintenance of Existence.
The Borrower shall maintain its existence as a “Person” (as defined in the Federal Safe Drinking Water Act) and, without consent of the Department, which consent shall not be unreasonably withheld, shall not dissolve or otherwise dispose of all or substantially all of its assets or consolidate or merge with or into another entity.  Notwithstanding the foregoing, the Borrower may consolidate or merge with or into, or sell or otherwise transfer all or substantially all of its assets to a political subdivision of The State of Delaware, and the Borrower thereafter may dissolve, if the surviving, resulting or transferee political subdivision, if other than the Borrower, assumes, in written form acceptable to the Department, all of the obligations of the Borrower contained in this Agreement, and there is furnished to the Department an opinion of counsel acceptable to the Department subject to customary exceptions and qualifications, to the effect that such assumption constitutes the legal, valid and binding obligations of the surviving, resulting or transferee entity in accordance with its terms.

Section 8.2. Financial Records and Statements.
The Borrower shall maintain proper books of record and account in which proper entries shall be made in accordance with generally accepted accounting principles, consistently applied, of all its business and affairs related to the System.  The Borrower shall have an annual audit made by an independent certified public accountant within one hundred and twenty (120) days after the end of each Fiscal Year.  A copy of the audited annual report shall be forwarded to the Department when completed.

Section 8.3. Certificate as to No Default.
The Borrower shall deliver to the Department, within one hundred and twenty (120) days after the close of each Fiscal Year, a certificate signed by an Authorized Representative stating that, during such year and as of the date of such certificate, no event or condition has happened or existed, or is happening or existing, which constitutes an Event of Default, or if such an event or condition has happened or existed, or is happening or existing, specifying the nature and period of such event or condition and what action the Borrower has taken, is taking or proposes to take to rectify it.

Section 8.4. Further Assurances.
The Borrower shall to the fullest extent permitted by law pass, make, do, execute, acknowledge and deliver such further resolutions, acts, deeds, conveyances, assignments, transfers and assurances as may be necessary or desirable for the better assuring, conveying, granting, assigning and confirming the rights of the Department under this Agreement, or as may be required to carry out the purpose of this Agreement.  The Borrower shall at all times, to the fullest extent permitted by law, defend, preserve and protect all rights of the Department under this Agreement against all claims and demands of all persons.

Section 8.5. Other Indebtedness.
In the event that the Borrower is required to borrow additional funds in order to complete the Project, the Borrower agrees to consult with the Department before borrowing any such additional funds.  The Borrower agrees to pay when due all amounts required by any other bonded indebtedness and to perform all of its obligations in connection therewith.

Section 8.6. Assignment by Borrower.
The Borrower may not assign its rights under this Agreement without the prior written consent of the Department, which consent shall not be unreasonably withheld.  If the Borrower desires to assign its rights under this Agreement to another “Person” (as defined in the Federal Safe Drinking Water Act), the Borrower shall give notice of such fact to the Department.  If the Department consents to the proposed assignment, the Borrower may proceed with the proposed assignment, but such assignment shall not become effective until the Department is furnished: (i) an assumption agreement in form and substance satisfactory to the Department by which the assignee agrees to assume all of the Borrower’s obligations under this Agreement, and (ii) an opinion of counsel to the assignee, subject to customary exceptions and qualifications, that the assumption agreement and this Agreement constitute legal, valid and binding obligations of the assignee enforceable against the assignee in accordance with their terms and that the assignment and assumption comply in all respects with the provisions of this Agreement.  Notwithstanding the foregoing, the assignment of the rights of the Borrower under this Agreement or the assumption of the obligations thereunder by the assignee shall in no way be construed as releasing the Borrower’s obligations unless specifically agreed to by the Department.

ARTICLE IX
DEFAULTS AND REMEDIES
Section 9.1. Events of Default.
Each of the following events shall be an “Event of Default” hereunder:

(a) The failure to pay any payment of principal, interest and/or any administrative fee when due hereunder or under the Note;
(b) The Borrower’s failure to perform or observe any of the other covenants, agreements or conditions of this Agreement and the continuation of such failure for a period of thirty (30) days after the Department gives the Borrower written notice specifying such failure and requesting that it be cured, unless the Department shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice is correctable but cannot be corrected within the applicable period, the Department will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the default is corrected;
(c) Any warranty, representation or other statement by or on behalf of Borrower contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect;
(d) An order or decree shall be entered, with the Borrower’s consent or acquiescence, appointing a receiver or receivers of the System or any part thereof or of the income thereof, or if such order or decree, having been entered without the Borrower’s consent or acquiescence, shall not be vacated, discharged or stayed on appeal within ninety (90) days after the entry thereof;
(e) Any proceeding shall be instituted, with the Borrower’s consent or acquiescence, for the purpose of effecting a composition between the Borrower and its creditors, pursuant to any federal or state statute now or hereafter enacted, if the claims of such creditors are under any circumstances payable from the revenues of the System; or
(f) Any bankruptcy, insolvency or other similar proceeding shall be instituted by or against the Borrower under any federal or state bankruptcy or insolvency law now or hereinafter in effect and, if instituted against the Borrower, is not dismissed within ninety (90) days after filing.
Section 9.2. Notice of Default.
The Borrower agrees to give the Department prompt written notice if any order, decree or proceeding referred to in Section 9.1(d)-(f), inclusive, is entered or instituted against the Borrower or of the occurrence of any other event or condition which constitutes an Event of Default immediately upon becoming aware of the existence thereof.

Section 9.3. Remedies on Default.
Whenever any Event of Default referred to in Section 9.1 shall have happened and be continuing, the Department shall, in addition to any other remedies provided herein or by law, have the right, at its option without any further demand or notice, to take one or both of the following remedial steps:

(a) Discontinue advances of Loan Proceeds hereunder;
(b) Declare immediately due and payable all payments due or to become due under this Agreement, and upon notice to the Borrower, the same shall become immediately due and payable by the Borrower without further notice or demand; and
(c) Take whatever other action at law or in equity may appear necessary or desirable to collect the payments then due and thereafter to become due under this Agreement or to enforce any other of the Department’s rights under this Agreement or to enforce performance by the Borrower of its covenants, agreements or undertakings contained herein.
Section 9.4. Delay and Waiver.
No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein, and every such right and power may be exercised from time to time and as often as may be deemed expedient.  No waiver of any Event of Default under this Agreement shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereto.

Section 9.5. Right to Cure Default.
If the Borrower shall fail to make any payment or to perform any act required by it under this Agreement, the Department without prior notice to or demand upon the Borrower and without waiving or releasing any obligation or default, may (but shall be under no obligation to) make such payment or perform such act.  All amounts so paid by the Department and all costs, fees and expenses so incurred shall be payable by the Borrower as an additional obligation under this Agreement, together with interest thereon at the rate of interest of five percent (5%) per annum until paid.  The Borrower’s obligation under this Section shall survive the repayment of the Note.

ARTICLE X
MISCELLANEOUS
Section 10.1. Successors and Assigns.
This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 10.2. Amendments.
The Department and the Borrower shall have the right to amend from time to time any of the terms and conditions of this Agreement, provided that all amendments shall be in writing and shall be signed by or on behalf of the Department and the Borrower.

Section 10.3. Limitation of Liability of Borrower’s Officers.
No present or future director, official, officer, employee or agent of the Borrower shall be liable personally in respect of this Agreement or for any other action taken by such individual pursuant to or in connection with the financing provided for in this Agreement.

Section 10.4. Applicable Law.
This Agreement shall be governed by the applicable laws of the State of Delaware.

Section 10.5. Severability.
If any clause, provision, or section of this Agreement shall be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or Section shall not effect the remainder of this Agreement which shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained in this Agreement.  If any agreement or obligation contained in this Agreement is held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Department and the Borrower, as the case may be, only to the extent permitted by law.

Section 10.6. Notice.
Unless otherwise provided for herein, all demands, notices, approvals, consents, requests, opinions and other communications under this Agreement shall be in writing and shall be deemed to have been given when delivered in person or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

Department: Delaware Department of Health and Social Services
Division of Public Health
Office of Drinking Water
Jesse Cooper Building
417 Federal Street – Room 226
Dover, DE 19901
Attention: DWSRF Program Director

With a copy to:

Delaware Department of Natural Resources
& Environmental Control, on behalf of the Delaware Department of Health and Social Services
Office Of The Secretary, Environmental Finance
97 Commerce Way, Suite 106
Dover, DE  19904
Attention:  Robert Zimmerman, Chief of Administration

and

Borrower: Artesian Water Company, Inc.
664 Churchmans Road
Newark, DE   19702
Attention:  David B. Spacht

The Department, and the Borrower may designate, by notice given hereunder, any further or different addresses to which subsequent demands, notices, approvals, consents, requests, opinion or other communications shall be sent or persons to whose attention the same shall be directed.

Section 10.7. Headings.
The headings of the several articles and sections of this Agreement are inserted for convenience only and do not comprise a part of this Agreement.

Section 10.8. Terms of Agreement.
This Agreement shall be effective upon its execution and delivery by the Borrower and the Department.  Except as otherwise specified, the Borrower’s obligations under this Agreement shall expire upon payment in full of the Note and all other amounts payable by the Borrower under this Agreement.

Section 10.9. Counterparts.
This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

WITNESS the following signatures, all duly authorized.

DELAWARE DRINKING WATER STATE REVOLVING FUND, ACTING BY AND THROUGH THE DELAWARE DEPARTMENT OF HEALTH & SOCIAL SERVICES, DIVISION OF PUBLIC HEALTH

By:
Robert J. Zimmerman
DNREC, Chief of Administration
Delaware Department of Natural Resources & Environmental Control, on behalf of the Delaware Department of Health and Social Services

ARTESIAN WATER COMPANY, INC.

By:
Name:  David B. Spacht
Title: Chief Financial Officer and Treasurer

(SEAL)

Attest:

By:
Joseph A. Dinunzio
Secretary

EXHIBIT A

Project Description

This project proposes to address the failing and older water mains located in the Coventry development. The project consists of the installation of approximately 4,100 linear feet of ductile iron water main. All existing water mains will be abandoned and all water services will be replaced along with valves and fire hydrants.

EXHIBIT B

Project Budget

Non-Construction:
Administrative Expense	$158,100
Engineer Basic Fees	$76,500
Project Inspection Fees	$20,400
Sub-Total	$255,000
Construction:
Distribution	$1,445,000
Construction Sub-Total	$1,445,000

Totals	$1,700,000
Sources of Funds

Drinking Water SRF Loan	$1,700,000

EXHIBIT C

Form of Requisition

PROJECT NAME:___________________________ FUNDING RECIPIENT:___________________________

E. I. #____________________

UNITED STATES AND/STATE OF DELAWAREREQUISITION NO:___________
    DEPARTMENT OF AGRICULTURE   OR    DHSS
    RURAL DEVELOPMENT DATE:______________________

    USDA LOAN NO._______________ STATE LOAN NO.____________

    USDA GRANT NO._____________ SEPARATELYORSTATE GRANT NO.___________
JOINTLY  FUNDED  PROJECT

ACCOUNT SUMMARY AND REQUEST FOR LOAN/GRANT DISBURSEMENT

DISBURSEMENT ITEMS	AMOUNT BUDGETED	PREVIOUS DISBURSEMENTS	THIS PERIOD	TOTAL TO DATE	REMAINING FUNDS
CONSTRUCTION
CONTRACT NAME OR #
CONTRACT NAME OR #
CONTRACT NAME OR #
LAND AND R.O.W.
LEGAL AND ADMIN
ENGINEERING FEES
INTEREST
CONTINGENCIES
INITIAL O & M
OTHER (describe)
DISBURSEMENT TOTALS
SOURCES OF FUNDING
USDA LOAN
USDA GRANT
STATE LOAN
STATE GRANT
OTHER (describe)
OTHER (describe)
OTHER (describe)
SOURCE TOTALS (must equal disbursement totals above)
See Notes on Page 2 (other side)

LOAN/GRANT DISBURSEMENT FORM
Requisition No._________

________________________________________________ ______________________________________
PREPARED BY (BORROWER/GRANTEE)         DATE APPROVED BY  (DHSS/ODW)    DATE

________________________________________________ _______________________________________
APPROVED BY   (ARCHITECT/ENGINEER)      DATE APPROVED BY   (USDA/RD)          DATE

                   Borrower/Grantee’s Certification

The undersigned certifies that (1) the amounts requested by
this requisition will be applied solely and exclusively to the payment, or the reimbursement of the recipient for the payment, of Project Costs, and (2) any materials, supplies or equipment covered by this requisition are not subject to any lien or
security interest or such lien or security interest will be released upon payment of this requisition.

Recipient’s Authorized Representative                 Date

               Consulting  Engineer’s  Certification

The undersigned Consulting Engineer for the Recipient hereby
Certifies that insofar as the amounts covered by this
Requisition include payment for labor or to contractors,
builders or materialmen, such work was actually performed or such materials, supplies or equipment were actually furnished to or installed in the Project.

Authorized Consulting Engineer                              Date

NOTES:	1.	Include copies of all invoices or other acceptable documentation to support above request. Provide one (1) set for each funding agency.

2. On jointly funded projects, disbursements will  not be processed until  this document is approved by authorized representatives of both the U. S. Department of Agriculture and the State of Delaware, Department of Health and Social Services.

Forms-Jointly Funded-Disbursement.doc This form provides all information required by USDA Form RD 440-11

EXHIBIT D

Schedule of Disbursements

Date	Amount ($)
3/31/2021	$510,000.00 (30%)
4/30/2021	$255,000.00 (15%)
5/31/2021	$255,000.00 (15%)
6/30/2021	$255,000.00 (15%)
7/31/2021	$340,000.00 (20%)
8/31/2021	$85,000.00 (5%)

EXHIBIT E

Form of Change Order

UNITED  STATES AND STATE  OF  DELAWARE ORDER  NO:________
DEPARTMENT  OF  AGRICULTURE OR     DHSS   OR   DNREC
RURAL  DEVELOPMENT
DATE______________

STATE:_____________
SEPARATELY  OR  JOINTLY  FUNDED  PROJECT
COUNTY:___________
CONTRACT  CHANGE  ORDER

CONTRACT  FOR:________________________________

OWNER:___________________________________________________________________________________________

To:________________________________________________________________________________________________
(Contractor)

You are hereby requested to comply with the following changes from the contract plans and specifications:
Description of Changes (Supplemental Plans and Specifications Attached)	DECREASE in Contract Price	INCREASE In Contract Price
	$	$
TOTALS	$	$
NET CHANGE IN CONTRACT PRICE	$	$

JUSTIFICATION: Explain (Differing Site Conditions) (Errors or Omissions in Drawings or Specifications) (Changes in Regulatory Requirements) (Design Changes) (Over run or Under run in Quantities) (Factors Affecting Time of Completion) (Other: Describe below)

___________________________________________________________________________________________________

___________________________________________________________________________________________________

The original amount of the Contract:_____________________________________________________________________

__________________________________________________________________Dollars ($________________________)

The amount of the Contract as adjusted by all previously approved Change Orders:________________________________

__________________________________________________________________Dollars ($________________________)

The amount of the Contract will be (Decreased) (Increased) through this Change Order by the sum of:_________________

__________________________________________________________________Dollars ($________________________)

The Contract Total including this and all  previous Change Orders will be:_______________________________________

__________________________________________________________________Dollars ($________________________)

The Contract Period provided for completion will be (Increased) (Decreased) (Unchanged) by:___________ Calendar Days

CONTRACT CHANGE  ORDER  FORM
CHANGE  ORDER  NO.____________

This document will become a supplement to the contract and all provisions will apply hereto.

Requested:______________________________________________________________________  ________________
(Owner) (Date)

Recommended:___________________________________________________________________  ________________
(Owner’s Architect/Engineer) (Date)

Accepted:_______________________________________________________________________  _________________
(Contractor) (Date)

Approved by State of Delaware:_____________________________________________________  _________________
(Date)

Approved by U. S. Department of Agriculture:__________________________________________  _________________
(Date)

After all five (5) copies of the Change Order have been signed and dated by authorized representatives of all the applicable parties in the spaces provided above, transmit one (1)  copy to each party as listed below.

(  ) U. S. Department of Agriculture’s Copy

(  ) State of Delaware’s Copy

(  ) Contractor’s Copy

(  ) Borrower/Grantee’s Copy

(  ) Architect/Engineer’s Copy

Forms- Jointly Funded-Change Order.doc This form provides all information required by USDA Form RD 1924 (Rev. 2-97)

EXHIBIT F

CERTIFICATE OF THE BORROWER CONCERNING THE
PROJECTED DRAWDOWN SCHEDULE OF THE
PROJECT

The undersigned, representatives of Artesian Water Company, Inc. (the "Borrower") in connection with the issuance of its $1,700,000 General Obligation Note (Coventry Water Main Renewal Project), Series 2020A-SRF, have reviewed the estimated drawdown schedule prepared by the Borrower, attached hereto as Exhibit D and made a part hereof.

We hereby certify that the estimated drawdown schedule attached hereto as Exhibit D and statements made under Section 2.1(m) "Representations by Borrower" in the foregoing Financing Agreement between the Borrower and the Delaware Drinking Water State Revolving Fund, acting by and through the Delaware Department of Health and Social Services, Division of Public Health are to the best of our knowledge true and correct as of the date hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Date: April 28, 2020
ARTESIAN WATER COMPANY, INC.

By:
David B. Spacht
Chief Financial Officer and Treasurer

Attest:

By:
Joseph A. Dinunzio
Secretary